Exhibit 1.1

TELEFÓNICA EMISIONES, S.A.U.

(a company with limited liability organized under

the laws of the Kingdom of Spain)

4.103% Fixed Rate Senior Notes due 2027

5.213% Fixed Rate Senior Notes due 2047

unconditionally and irrevocably guaranteed

by

TELEFÓNICA, S.A.

(a company with limited liability organized under

the laws of the Kingdom of Spain)

UNDERWRITING AGREEMENT

March 1, 2017

Telefónica Emisiones, S.A.U.

Telefónica, S.A.

Distrito Telefónica, Ronda de la Comunicación, s/n

28050 Madrid

Ladies and Gentlemen:

Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of the Kingdom of Spain (the “Company”), proposes to issue and sell to the underwriters (the “Underwriters”) named in Schedule I to this underwriting agreement (the “Agreement”), for whom Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Mizuho Securities USA Inc. are acting as representative(s) (the “Representative(s)”), $1,500,000,000 aggregate principal amount of 4.103% Fixed Rate Senior Notes due 2027 (the “4.103% Fixed Rate Senior Notes”) and $2,000,000,000 aggregate principal amount of 5.213% Fixed Rate Senior Notes due 2047 (the “5.213% Fixed Rate Senior Notes,” and together with the 4.103% Fixed Rate Senior Notes, the “Designated Securities”) on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (Debt Securities) dated as of March 1, 2017 (the “Standard Provisions”), which are attached hereto, and the terms and conditions described below under the heading “Additional Terms”. All of the provisions of the Standard Provisions are incorporated herein by reference.

The Designated Securities are to be issued pursuant to a public deed of issuance to be executed on or about March 2, 2017, an indenture dated May 22, 2012, as supplemented by a supplemental fixed rate note indenture to be dated as of or about March 8, 2017, pursuant to which the 4.103% Fixed Rate Senior Notes will be issued and a supplemental fixed rate note indenture to be dated as of or about March 8, 2017, pursuant to which the 5.213% Fixed Rate Senior Notes will be issued (the indenture and the supplemental indentures, collectively the “Indenture”) among the Company, Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”), and The Bank of New York Mellon, as trustee (the “Trustee”). Payment of principal and interest on the Designated Securities will be fully and unconditionally guaranteed by the Guarantor pursuant to the terms of a guarantee to be dated as of the Closing Date (the “Guarantee”).

ADDITIONAL TERMS

For purposes of this Underwriting Agreement, “Disclosure Package” means the most recent Preliminary Prospectus with respect to the offer and sale of the Designated Securities, any Issuer Free Writing Prospectus issued at or prior to the Applicable Time, and the final term sheets prepared pursuant to Section 5(a) of the Standard Provisions and attached as Schedule III hereto (the “Term Sheets”). “Applicable Time” means 4:10 p.m. New York City time on March 1, 2017.

1.	Additional Representations and Warranties.

(a)	The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each Underwriter, as of the Applicable Time, and as of the Closing Date, with respect to the Designated Securities (which additional representation and warranty supersedes the representation and warranty in Section 1(p) of the Standard Provisions) that the audited consolidated financial statements of the Guarantor, which comprise the statement of financial position as of December 31, 2015 and 2016, and the statements of income, comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2014, 2015 and 2016, together with the related schedules and notes (the “Telefónica Financial Statements”), included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with international financial reporting standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”), which do not differ for the purposes of the Guarantor and its consolidated subsidiaries (the “Telefónica Group”) from IFRS as adopted by the European Union (“IFRS-EU”), applied in accordance with applicable law throughout the periods specified, and present fairly in all material respects the financial position of the Telefónica Group at the dates indicated and the income statement, shareholders’ equity and cash flows of the Telefónica Group for the periods specified. The selected financial data and the summary financial information as at such dates and for such periods included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the Telefónica Financial Statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus as of the dates and for the periods indicated therein.

2.	Additional Conditions to Underwriters’ Obligations.

The obligations of the several Underwriters to purchase and pay for the Designated Securities they have severally agreed to purchase hereunder on the Closing Date are subject (i) to the accuracy in all material respects of the representations and warranties of the Company and the Guarantor contained herein as of the date of this Agreement and the Closing Date, (ii) to the accuracy in all material respects of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, and (iii) to the performance by the Company and the Guarantor of their obligations hereunder, and to the following further conditions (which further conditions in clauses (b) – (k) below supersede the conditions in Section 6(d) – (f) of the Standard Provisions):

(a)	The Underwriters and DLA Piper LLP (US), special United States counsel to the Underwriters, have completed their respective due diligence investigations in accordance with procedures customary for a transaction such as the offering of the Designated Securities pursuant to the terms and conditions of this Agreement.

(b)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of the General Counsel to the Guarantor, substantially in the form set forth in Exhibit A.

(c)	At the Closing Date, the Representatives shall have received a signed opinion and 10b-5 letter, dated as of the Closing Date, of Davis Polk & Wardwell LLP, United States counsel for the Company and the Guarantor, substantially in the form set forth in Exhibit B and Exhibit C, respectively.

(d)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Uría Menéndez Abogados, S.L.P., Spanish counsel to the Company and Guarantor, substantially in the form set forth in Exhibit D.

(e)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of DLA Piper LLP (US), United States counsel for the Underwriters, as to such matters as the Representatives may reasonably request.

(f)	At the Applicable Time, the Representatives shall have received from Ernst & Young, S.L. a letter addressed to the Representatives and dated the date hereof, in form and substance satisfactory to the Representatives (i) confirming that they are independent registered public accountants of the Guarantor within the meaning of the Securities Act and (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than five business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial statements and financial information contained in the Disclosure Package and the Prospectus of the type ordinarily included in accountants’ “comfort letters” to underwriters.

(g)	At the Closing Date, the Representatives shall have received from Ernst & Young, S.L., a letter dated as of the Closing Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to (f) above, except that the specified date referred to in such letter shall be a date not more than five days prior to the Closing Date.

(h)	At the Applicable Time, the Representatives shall have received from PricewaterhouseCoopers Auditores, S.L. a letter addressed to the Representatives and dated the date hereof, in form and substance satisfactory to the Representatives (i) confirming that they are independent registered public accountants of the Guarantor within the meaning of the Securities Act and (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than five business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information contained in the Disclosure Package and the Prospectus of the type ordinarily included in accountants’ “comfort letters” to underwriters.

(i)	At the Closing Date, the Representatives shall have received from PricewaterhouseCoopers Auditores, S.L., a letter dated as of the Closing Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to (h) above, except that the specified date referred to in such letter shall be a date not more than five days prior to the Closing Date.

(j)	At the Closing Date, Davis Polk & Wardwell LLP, Uría Menéndez Abogados, S.L.P. and DLA Piper LLP (US) shall have been furnished with all such documents, certificates, resolutions and opinions as each may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Designated Securities as contemplated in this Agreement and the matters referred to in the opinions required by Sections 2(c), (d) and (e) above, and in order to evidence the performance of any of the covenants of the Company and the Guarantor, or the fulfillment of any of the conditions herein contained.

(k)	At the Applicable Time, the Company and the Guarantor shall have approved and delivered to the Representatives the Term Sheets in form and substance satisfactory to the Representatives.

DESIGNATED SECURITIES

Fixed Rate Senior Notes

Indenture: Indenture dated May 22, 2012 among the Company, the Guarantor and the Trustee, 4.103% Fixed Rate Note Supplemental Indenture, dated on or about March 8, 2017 among the Company, the Guarantor and the Trustee and 5.213% Fixed Rate Note Supplemental Indenture, dated on or about March 8, 2017 among the Company, the Guarantor and the Trustee.

Tranches: 2 tranches

Title: 4.103% Fixed Rate Senior Notes due 2027 and 5.213% Fixed Rate Senior Notes due 2047.

Ranking: Senior Notes

Aggregate Principal Amount: $1,500,000,000 for the 4.103% Fixed Rate Senior Notes and $2,000,000,000 for the 5.213% Fixed Rate Senior Notes.

Interest Rate: 4.103% for the 4.103% Fixed Rate Senior Notes and 5.213% for the 5.213% Fixed Rate Senior Notes.

Maturity Date: March 8, 2027 for the 4.103% Fixed Rate Senior Notes and March 8, 2047 for the 5.213% Fixed Rate Senior Notes.

Interest Payment Dates: Semi-annually on each March 8 and September 8, commencing on September 8, 2017 and on the applicable maturity date for the 4.103% Fixed Rate Senior Notes and semi-annually on each March 8 and September 8, commencing on September 8, 2017 and on the applicable maturity date for the 5.213% Fixed Rate Senior Notes.

Regular Record Dates: The tenth New York Business Day prior to the related interest payment date.

Listing Requirements: New York Stock Exchange.

Public offering price: 100.000% of the principal amount, plus accrued interest, if any, from March 8, 2017 for the 4.103% Fixed Rate Senior Notes and 100.000% of the principal amount, plus accrued interest, if any, from March 8, 2017 for the 5.213% Fixed Rate Senior Notes.

Purchase Price by Underwriters: 99.600% of the principal amount for the 4.103% Fixed Rate Senior Notes and 99.175% of the principal amount for the 5.213% Fixed Rate Senior Notes.

Currency of Denomination: United States Dollars.

Currency of Payment: United States Dollars.

Form and Denomination: One or more global notes deposited with The Depository Trust Company; denominations of a minimum of $1,000 and integral multiples of $1,000 in excess thereof.

Redemption: (1) optional redemption if the Designated Securities are not listed on a regulated market, multilateral trading facility or other organized market 45 days prior to first Interest Payment Date, (2) optional redemption for taxation reasons and (3) optional make-whole redemption.

Sinking Fund: None.

Method of Payment: Fedwire - Same day funds.

Other Terms: Additional terms are set forth in Term Sheets attached as Schedule III hereto.

Representatives: Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Mizuho Securities USA Inc.

Expense Reimbursement to the Company: $1,250,000

THE REPRESENTATIVE(S)

Name and Addresses of the Representative(s):

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attn: General Counsel

Fax: 646-291-1469

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Attn: IBCM-Legal

Fax: 212-325-8278

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

Fax: 212-525-0238

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attn: High Grade Syndicate Desk

Fax: 212-834-6081

Mizuho Securities USA Inc.

320 Park Avenue

New York; NY 10022

Attn: Debt Capital Markets

Fax: 212-205-7812

The Closing will take place at 10 a.m. New York time, on March 8, 2017 at the New York offices of DLA Piper LLP, 1251 Avenue of the Americas, New York, NY 10020 (the “Scheduled Closing Date”).

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam. D. Bordner
Name:	Adam. D. Bordner
Title:	Vice President

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name:	Sharon Harrison
Title:	Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

HSBC SECURITIES (USA) INC.

By:	/s/ Luiz Lanfredi
Name:	Luiz Lanfredi
Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

MIZUHO SECURITIES USA INC.

By:	/s/ Justin Surma
Name:	Justin Surma
Title:	Director

Each as Representatives for themselves and the other underwriters named in Schedule I attached hereto.

[Signature Page 1 of 2 to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.
TELEFÓNICA EMISIONES, S.A.U.

By:	/s/ Eduardo José Álvarez Gómez
Name:	Eduardo José Álvarez Gómez
Title:	Joint and Several Director (Administrador Solidario)

TELEFÓNICA, S.A.

By:	/s/ Jesús Romero Albarracín
Name:	Jesús Romero Albarracín
Title:	Deputy Chief Financial Officer

[Signature Page 2 of 2 to the Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of 4.103% Fixed Rate Senior Notes	Principal Amount of 5.213% Fixed Rate Senior Notes
Citigroup Global Markets Inc.	166,667,000	222,223,000
Credit Suisse Securities (USA) LLC	166,667,000	222,223,000
Goldman, Sachs & Co.	166,667,000	222,222,000
HSBC Securities (USA) Inc.	166,667,000	222,222,000
J.P. Morgan Securities LLC	166,667,000	222,222,000
Mizuho Securities USA Inc.	166,667,000	222,222,000
BBVA Securities Inc.	166,666,000	222,222,000
BNP Paribas Securities Corp.	166,666,000	222,222,000
Santander Investment Securities Inc.	166,666,000	222,222,000

TOTAL	$1,500,000,000	$2,000,000,000

Schedule I of the Underwriting Agreement

SCHEDULE II

Issuer Free Writing Prospectus: The only free writing prospectuses are identified below and attached to Schedule III.

Number	Date
1. The Term Sheet for the 4.103% Fixed Rate Senior Notes attached to Schedule III	March 1, 2017

2. The Term Sheet for the 5.213% Fixed Rate Senior Notes attached to Schedule III	March 1, 2017

Schedule II of the Underwriting Agreement

SCHEDULE III

Issuer Free Writing Prospectuses

Exhibit 1 to Schedule III

Filed Pursuant to Rule 433

Registration Statement No. 333-204118

March 1, 2017

FINAL TERM SHEET

TELEFÓNICA EMISIONES, S.A.U.

4.103% FIXED RATE SENIOR NOTES TERMS AND CONDITIONS

This Free Writing Prospectus relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated March 1, 2017 and the accompanying Prospectus dated May 13, 2015 relating to these securities.

Issuer:	Telefónica Emisiones, S.A.U.

Guarantor:	Telefónica, S.A.

Expected Ratings*:	Baa3 (Stable) / BBB (Stable) / BBB (Stable) (Moody’s / S&P / Fitch)

Principal Amount:	$1,500,000,000

Security Type:	Senior Notes

Form of Issuance:	SEC Registered

Issue Price to Public:	100.000% of Principal Amount

Settlement Date:	March 8, 2017 (T+5)

Maturity Date:	March 8, 2027

CUSIP/ISIN:	87938W AT0 / US87938WAT09

Coupon:	4.103%

Benchmark Treasury:	UST 2.250% due February 15, 2027

Spread to Benchmark Treasury:	165 basis points (1.650%)

Treasury Strike:	98-07; 2.453%

Re-offer Yield:	4.103%

Interest Payment Dates:	March 8 and September 8 of each year

First Interest Payment Date:	September 8, 2017

Day Count Convention/Business Day Convention:	30/360; Following, Unadjusted; Madrid, London, New York

Redemption Provisions:

Tax call:	Optional redemption for taxation reasons, by no fewer than 30 nor more than 60 days’ notice ending on an Interest Payment Date at 100% of principal and accrued and unpaid interest.

Exhibit 1 to Schedule III of the Underwriting Agreement

Make-whole call:	Optional redemption, at any time by no fewer than 30 nor more than 60 days’ notice, at the greater of (x) 100% of principal and accrued and unpaid interest and (y) sum of the present values of the remaining payments of principal and interest discounted at a discount rate of Treasury plus 25 basis points.

Listing call:	Optional redemption, if the Senior Notes are not listed on a regulated market, multilateral trading facility or other organized market 45 days prior to the first Interest Payment Date at 100% of principal and accrued and unpaid interest.

Taxation:	Exemption from Spanish withholding tax applies subject to compliance by the paying agent with certain formalities and satisfaction of all other conditions for exemption from applicable Spanish withholding taxes.

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter.

Minimum Initial Purchase Amount:	$150,000

Listing:	New York Stock Exchange

Joint Book-Running Managers:

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Santander Investment Securities Inc.

*	Any ratings obtained will reflect only the views of the respective rating agency, and should not be considered a recommendation to buy, sell or hold the 4.103% Fixed Rate Senior Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Citigroup Global Markets Inc. by calling 1-800-831-9146, Credit Suisse Securities (USA) LLC by calling 1-800-221-1037, Goldman, Sachs & Co. by calling 1-866-471-2526, HSBC Securities (USA) Inc. by calling 1-866-811-8049, J.P. Morgan Securities LLC by calling 1-212-834-4533 and Mizuho Securities USA Inc. by calling 1-866-271-7403.

Exhibit 1 to Schedule III of the Underwriting Agreement

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.

Exhibit 1 to Schedule III of the Underwriting Agreement

Exhibit 2 to Schedule III

Filed Pursuant to Rule 433

Registration Statement No. 333-204118

March 1, 2017

FINAL TERM SHEET

TELEFÓNICA EMISIONES, S.A.U.

5.213% FIXED RATE SENIOR NOTES TERMS AND CONDITIONS

This Free Writing Prospectus relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated March 1, 2017 and the accompanying Prospectus dated May 13, 2015 relating to these securities.

Issuer:	Telefónica Emisiones, S.A.U.

Guarantor:	Telefónica, S.A.

Expected Ratings*:	Baa3 (Stable) / BBB (Stable) / BBB (Stable) (Moody’s / S&P / Fitch)

Principal Amount:	$2,000,000,000

Security Type:	Senior Notes

Form of Issuance:	SEC Registered

Issue Price to Public:	100.000% of Principal Amount

Settlement Date:	March 8, 2017 (T+5)

Maturity Date:	March 8, 2047

CUSIP/ISIN:	87938W AU7 / US87938WAU71

Coupon:	5.213%

Benchmark Treasury:	UST 2.875% due November 15, 2046

Spread to Benchmark Treasury:	215 basis points (2.150%)

Treasury Strike:	96-11; 3.063%

Re-offer Yield:	5.213%

Interest Payment Dates:	March 8 and September 8 of each year

First Interest Payment Date:	September 8, 2017

Day Count Convention/Business Day Convention:	30/360; Following, Unadjusted; Madrid, London, New York

Redemption Provisions:

Tax call:	Optional redemption for taxation reasons, by no fewer than 30 nor more than 60 days’ notice ending on an Interest Payment Date at 100% of principal and accrued and unpaid interest.

Make-whole call:	Optional redemption, at any time by no fewer than 30 nor more than 60 days’ notice, at the

Exhibit 2 to Schedule III of the Underwriting Agreement

greater of (x) 100% of principal and accrued and unpaid interest and (y) sum of the present values of the remaining payments of principal and interest discounted at a discount rate of Treasury plus 35 basis points.

Listing call:	Optional redemption, if the Senior Notes are not listed on a regulated market, multilateral trading facility or other organized market 45 days prior to the first Interest Payment Date at 100% of principal and accrued and unpaid interest.

Taxation:	Exemption from Spanish withholding tax applies subject to compliance by the paying agent with certain formalities and satisfaction of all other conditions for exemption from applicable Spanish withholding taxes.

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter.

Minimum Initial Purchase Amount:	$150,000

Listing:	New York Stock Exchange

Joint Book-Running Managers:

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Santander Investment Securities Inc.

*	Any ratings obtained will reflect only the views of the respective rating agency, and should not be considered a recommendation to buy, sell or hold the 5.213% Fixed Rate Senior Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Citigroup Global Markets Inc. by calling 1-800-831-9146, Credit Suisse Securities (USA) LLC by calling 1-800-221-1037, Goldman, Sachs & Co. by calling 1-866-471-2526, HSBC Securities (USA) Inc. by calling 1-866-811-8049, J.P. Morgan Securities LLC by calling 1-212-834-4533 and Mizuho Securities USA Inc. by calling 1-866-271-7403.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.

Exhibit 2 to Schedule III of the Underwriting Agreement

Exhibit 3 to Schedule III

Telefónica Investor Presentation

None.

Exhibit 2 to Schedule III of the Underwriting Agreement

SCHEDULE IV

March 8, 2017

Telefónica, S.A.

Telefónica Emisiones, S.A.U.

c/o	Telefónica, S.A.

Distrito Telefónica, Ronda de la Comunicación, s/n

28050 Madrid

Kingdom of Spain

Re:	Preliminary Prospectus Supplement dated March 1, 2017, Term Sheets dated March 1, 2017 (the Preliminary Prospectus Supplement and the Term Sheets, together the “Disclosure Package”) and Prospectus Supplement dated March 1, 2017, of Telefónica Emisiones, S.A.U. and Telefónica, S.A. (the “Prospectus Supplement”)

Ladies and Gentlemen:

This will confirm that the following information appearing in the above-mentioned Disclosure Package and Prospectus Supplement relating to the 4.103% Fixed Rate Senior Notes due 2027 and the 5.213% Fixed Rate Senior Notes due 2047 issued by Telefónica Emisiones, S.A.U. and unconditionally and irrevocably guaranteed by Telefónica, S.A., has been furnished by the Underwriters for use therein:

1.	The names of the Underwriters appearing on the cover page and in the “Underwriting” section of the Preliminary Prospectus Supplement and the Prospectus Supplement and the names of the Underwriters appearing in the Term Sheets.

2.	The information provided under “Other Relationships” in the “Underwriting” section of the Preliminary Prospectus Supplement and the Prospectus Supplement.

[The Remainder of this Page Intentionally Left Blank; Signature Page Follows]

Schedule IV of the Underwriting Agreement

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

HSBC SECURITIES (USA) INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

MIZUHO SECURITIES USA INC.

By:
Name:
Title:

Each as Representatives for themselves and the other underwriters named in Schedule I attached hereto.

[Signature Page to Blood Letter -

Schedule IV of the Underwriting Agreement]

EXHIBIT A

FORM OF OPINION OF GENERAL COUNSEL OF TELEFÓNICA

March 8, 2017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Mizuho Securities USA Inc.

320 Park Avenue

New York, NY 10022

as Representatives

of the Underwriters listed in Schedule I to the Underwriting Agreement

Re:	Telefónica, S.A. 2017 SEC-Registered Debt Offering

Ladies and Gentlemen,

I am Ramiro Sánchez de Lerín García Ovies, General Counsel of Telefónica, S.A., a stock corporation (sociedad anónima) organized under the laws of the Kingdom of Spain (the “Guarantor”), and in that capacity I am familiar with the legal affairs of the Guarantor and its subsidiaries. This opinion is delivered to you in connection with the issuance by Telefónica Emisiones, S.A.U. (the “Company”), a stock corporation with a single shareholder (sociedad anónima unipersonal) organized under the laws of the Kingdom of Spain and a wholly owned subsidiary of the Guarantor, of $[—] aggregate principal amount of its [—]% Fixed Rate Senior Notes due 2027 (the “[—]% Fixed Rate Senior Notes”) and $[—] aggregate principal amount of its [—]% Fixed Rate Senior Notes due 2047 (the “[—]% Fixed Rate Senior Notes,” and together with the [—]% Fixed Rate Senior Notes, the “Notes”). The Notes will be unconditionally guaranteed pursuant to the guarantee (the “Guarantee”) as to payment of principal, interest and premiums, if any, by the Guarantor. Pursuant to the Underwriting Agreement dated March 1, 2017 (the “Underwriting Agreement”) between you, the Guarantor and the Company, you have agreed to purchase or procure purchasers for

Exhibit A to the Underwriting Agreement - 1

the Notes to be issued pursuant to the indenture between the Company, the Guarantor and The Bank of New York Mellon, as Trustee, dated May 22, 2012 (the “Base Indenture”), as supplemented by a supplemental fixed rate note indenture dated as of March 8, 2017, pursuant to which the [—]% Fixed Rate Senior Notes will be issued, and a supplemental fixed rate note indenture dated as of March 8, 2017, pursuant to which the [—]% Fixed Rate Senior Notes will be issued (the Base Indenture and the supplemental indentures, collectively the “Indentures”). This opinion is delivered to you pursuant to Section 2(b) of the Underwriting Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In rendering the opinions expressed herein, I, or members of my staff upon whom I am relying, have examined originals or copies, certified or otherwise identified to my or their satisfaction, of such documents, corporate records and other instruments as I or they have deemed necessary or appropriate, including the following:

(i)	the Underwriting Agreement;

(ii)	the registration statement registered with the U.S. Securities and Exchange Commission (the “SEC”) dated May 13, 2015 with file number 333-204118 and the documents incorporated by reference therein (the “Registration Statement”);

(iii)	the Prospectus dated May 13, 2015 relating to the offering of debt securities of the Company included in the Registration Statement and the documents incorporated by reference therein (the “Prospectus”);

(iv)	the Preliminary Prospectus Supplement dated March 1, 2017 and filed with the SEC on March 1, 2017 relating to the offering of the Notes and the documents incorporated by reference therein (the “Preliminary Prospectus Supplement”);

(v)	final term sheets dated March 1, 2017 (collectively, the “Final Term Sheet” and, together with the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement, the “Disclosure Package”);

(vi)	the final Prospectus Supplement dated March 1, 2017 and filed with the SEC on March 2, 2017 relating to the offering of the Notes and the documents incorporated by reference therein (the “Prospectus Supplement”);

(vii)	the Guarantee;

(viii)	the Indentures;

(ix)	the global notes dated March 8, 2017 relating to the Notes (the “Global Notes”);

(x)	a copy of the public deed of issuance of the Notes (escritura de emisión) executed on March 2 2017, before the Notary Public of Madrid Mr. José Miguel García Lombardía (the “Public Deed of Issuance”);

(xi)	a copy of the bylaws (estatutos) of the Guarantor;

(xii)	a copy of the bylaws (estatutos) of the Company;

(xiii)	a copy of a certificate of the secretary of the Board of Directors of the Guarantor, Mr. Ramiro Sánchez de Lerín García Ovies, with respect to the resolutions approved by the General Shareholders’ Meeting of the Guarantor on May 30, 2014;

Exhibit A to the Underwriting Agreement - 2

(xiv)	a copy of a certificate of the secretary of the Board of Directors of the Guarantor, Mr. Ramiro Sánchez de Lerín García Ovies, with respect to the minutes of the meeting of the Board of Directors of the Guarantor held on May 30, 2014 in relation to the issue of the Notes and the Guarantee;

(xv)	a copy of a certificate of the secretary of the Board of Directors of the Guarantor, Mr. Ramiro Sánchez de Lerín García Ovies, with respect to the resolutions approved by the Executive Commission of the Guarantor at its meetings held on April 29, 2015 and February 10, 2017; and

(xvi)	a copy of a certificate of the Joint and Several Director of the Company, Mr. Eduardo José Álvarez Gómez, with respect to the resolutions adopted by the Guarantor as sole shareholder of the Company on May 4, 2015 in relation to the issue of the Notes.

The Underwriting Agreement, the Guarantee and the Indentures are hereinafter collectively referred to as the “Documents”.

The opinions set forth in this letter are based upon the following assumptions:

(i)	the genuineness of all signatures, stamps and seals (other than those signatures, stamps and seals of the Guarantor or the Company), the conformity to the originals of all documents supplied to us as certified photostatic or faxed copies and the authenticity of the originals of such documents;

(ii)	that the Disclosure Package has been filed with the SEC, and the Documents and the Global Notes have been duly executed and delivered on behalf of each of the parties thereto (other than the Guarantor and the Company), in the respective forms examined by us;

(iii)	the due authorization, execution and delivery of the Documents and the Global Notes by each of the parties thereto (other than the Guarantor and the Company) and that the performance thereof is within the capacity and powers of each of the parties thereto (other than the Guarantor and the Company);

(iv)	the absence of any other arrangements between any of the parties to the Underwriting Agreement which modify or supersede any of the terms of the Underwriting Agreement; and

(v)	that the terms and conditions of the Notes, the Guarantee, the Indentures and the Underwriting Agreement, constitute legal, valid and binding obligations under the law of the State of New York by which they are expressed to be governed.

Based on the foregoing, and such examination of law as I have deemed necessary, I am of the opinion that:

(i)	Each of the Company and the Guarantor has been duly incorporated and is validly existing as a limited liability corporation (sociedad anónima) under the laws of the Kingdom of Spain with corporate power and all requisite authority under such laws to own, lease and operate its respective properties and conduct its respective businesses as described in the Disclosure Package.

(ii)	The Underwriting Agreement and the Indentures have been duly authorized, executed and delivered by the Guarantor and the Company.

Exhibit A to the Underwriting Agreement - 3

(iii)	The Guarantor owns directly or indirectly all of the outstanding ordinary shares of the Company.

(iv)	No filing or registration of the Disclosure Package or any other prospectus or circular is necessary under Spanish law in connection with the issuance, sale or delivery of the Notes and the Guarantee.

(v)	Insofar as matters of Spanish law are concerned, the Disclosure Package has been duly authorized by and on behalf of the Company and the Guarantor.

(vi)	The statements made in the Guarantor’s Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus Supplement, under the captions “Information on the Company – B. Business Overview”, “Directors, Senior Management and Employees – B. Compensation”, “Directors, Senior Management and Employees – C. Board Practices”, “Financial Information – Legal Proceedings”, “The Offering and Listing – C. Markets”, “Additional Information – B. Memorandum and Articles of Association”, “Additional Information – C. Material Contracts”, “Additional Information – D. Exchange Controls” and “Additional Information – E. Taxation” and the statements made in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Taxation—Spanish Tax Considerations”, to the extent that they relate to matters of Spanish law or taxation, are true and accurate and there are no facts the omission of which from such statements would make the same misleading in any material respect.

(vii)	Other than as set forth in the Registration Statement and the Disclosure Package, there are no actions, suits or governmental proceedings pending to which the Company, the Guarantor or any subsidiary of the Guarantor is a party or of which any asset of the Company, the Guarantor, or any subsidiary of the Guarantor is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or to impair the ability of the Company or the Guarantor to consummate the transactions contemplated hereby; and, to the best of my knowledge, no such actions, suits or proceedings are threatened or contemplated by any court or governmental, regulatory or stock exchange authority or any other party having jurisdiction over the (i) Company, (ii) the Guarantor or (iii) Telefónica de España, S.A., Telefónica Latinoamerica Holding, S.L. and Telefónica Europe Plc (collectively, the “Material Subsidiaries” and each, a “Material Subsidiary”) or any of their respective assets, which could reasonably be expected to have a Material Adverse Effect.

(viii)	None of the Company, the Guarantor or any of the Material Subsidiaries is in violation of its articles of association or other governing documents or, to my knowledge, in default in the performance or observance of any obligation contained in any agreement or instrument to which it is a party or by which it or any of its assets are subject, which violation or default would have a Material Adverse Effect on the business or financial condition of the Guarantor, the Company or any of the Material Subsidiaries or impair the Guarantor’s ability to consummate the transactions contemplated in the Underwriting Agreement.

(ix)

Neither the sale of the Notes by the Company, the execution by the Guarantor and the Company, as applicable, of the Documents nor the consummation of any of the other transactions contemplated in the Documents and the Notes will conflict with, result in a breach of, or constitute a default under the bylaws of the Company, the Guarantor or any Material Subsidiary or the terms of any indenture or other agreement or instrument known to such counsel to which the Company, the Guarantor or any

Exhibit A to the Underwriting Agreement - 4

Material Subsidiary is a party or is bound, or any order or regulation known to such counsel to be applicable to the Company, the Guarantor or any Material Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, the Guarantor or any Material Subsidiary (except for such conflicts, breaches or defaults that would not have a Material Adverse Effect on the financial condition, earnings or business affairs of the Guarantor and its subsidiaries, considered as one enterprise).

(x)	The Company, the Guarantor and each of the Material Subsidiaries have all licenses, franchises, permits, authorizations, approvals, and orders from all governmental authorities, that are necessary to own or lease their properties and conduct their respective businesses and that are material to the Guarantor and its subsidiaries, taken as a whole (except for such licenses, franchises, permits, subsidiaries, orders and approvals which the failure to obtain will not have a Material Adverse Effect on the business or financial condition of the Guarantor and its subsidiaries, taken as a whole).

(xi)	The statements in the Registration Statement and the Disclosure Package relating to the ranking and the status of the Notes and the Guarantee, to the extent that they relate to matters of Spanish law, are true and accurate and there are no facts the omission of which from such statements would make the same misleading in any material respect.

I am admitted to practice in the Kingdom of Spain only, and I express no opinion as to the laws of any other jurisdiction. This letter is furnished by me as General Counsel for the Guarantor and is solely for your benefit and may not be disclosed to or relied upon by anyone else without my written consent in each instance.

Very truly yours,

Ramiro Sánchez de Lerín García Ovies

Exhibit A to the Underwriting Agreement - 5

EXHIBIT B

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP

March 8, 2017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Mizuho Securities USA Inc.

320 Park Avenue

New York, NY 10022

as Representatives

of the Underwriters listed in Schedule I to the Underwriting Agreement

Ladies and Gentlemen:

We have acted as special United States counsel for Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal organized under the laws of the Kingdom of Spain (the “Company”), and Telefónica, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain, as guarantor (the “Guarantor”), in connection with the Underwriting Agreement dated March 1, 2017 (the “Underwriting Agreement”) with you and the other several underwriters named in Schedule I thereto (collectively, the “Underwriters”) under which you and such other Underwriters have severally agreed to purchase from the Company $[—] aggregate principal amount of the Company’s [—]% Fixed Rate Senior Notes due 2027 (the “[—]% Fixed Rate Senior Notes”) and $[—] aggregate principal amount of the Company’s [—]% Fixed Rate Senior Notes due 2047 (the “[—]% Fixed Rate Senior Notes” and, together with the [—]% Fixed Rate Senior Notes, the “Notes”) guaranteed by the Guarantor (the “Guarantee” and, together with the Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of May 22, 2012 (the “Base Indenture”) among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the fourth supplemental fixed rate note indenture dated as of [—], 2017, pursuant to which the [—]% Fixed Rate Senior Notes will be issued, and the fifth supplemental fixed rate note indenture dated as of [—], 2017, pursuant to which the [—]% Fixed Rate Senior Notes will be issued (the Base Indenture and the supplemental indentures, collectively, the “Indenture”).

Exhibit B to the Underwriting Agreement - 1

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the registration statement of the Company and the Guarantor on Form F-3 (File No. 333-204118) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and the Guarantor, and have participated in the preparation of the preliminary prospectus supplement dated [—], 2017 relating to the Securities, the free writing prospectuses, each dated [—], 2017, identified as Numbers 1 and 2 on Schedule II to the Underwriting Agreement and attached as Exhibits 1 and 2 to Schedule III to the Underwriting Agreement, and the prospectus supplement dated [—], 2017, relating to the Securities (the “Prospectus Supplement”). The registration statement became effective under the Act and the Base Indenture qualified under the Trust Indenture Act of 1939, as amended, upon the filing of the registration statement with the Commission on May 13, 2015 pursuant to Rule 462(e). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated May 13, 2015 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Guarantor that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

(1)	Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantor insofar as Spanish law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company and the Guarantor.

Exhibit B to the Underwriting Agreement - 2

(2)	Assuming that the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor insofar as Spanish law is concerned, the Indenture has been duly executed and delivered by the Company and the Guarantor, and the Indenture is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

(3)	Assuming that the Notes have been duly authorized, executed and delivered by the Company insofar as Spanish law is concerned, the Notes, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

(4)	Assuming the due authorization, execution and delivery of the Notes by the Company insofar as Spanish law is concerned and the due authorization, execution and delivery of the Guarantee endorsed on each Note by the Guarantor insofar as Spanish law is concerned, the Guarantee, when the Notes (and the Guarantee endorsed thereon) are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

(5)

Assuming that each of the Underwriting Agreement and the Base Indenture has been duly authorized, executed and delivered by the Company and the Guarantor insofar as Spanish law is concerned, under the laws of the State of New York relating to personal jurisdiction, each of the Company and the Guarantor has, pursuant to Section 14 of the Standard Provisions attached and incorporated into the Underwriting Agreement (the “Standard Provisions”) and Section 1.15 of the Base Indenture,

Exhibit B to the Underwriting Agreement - 3

validly and irrevocably submitted to the extent permitted by law to the exclusive personal jurisdiction of any state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”) in any action based on or arising under the Notes, the Indenture and the Underwriting Agreement or the transactions contemplated by the Underwriting Agreement, has validly and irrevocably waived to the fullest extent it may effectively do so any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in Section 14 of the Standard Provisions and Section 1.15 of the Base Indenture; and service of process effected on such agent in the manner set forth in Section 14 of the Standard Provisions and Section 1.15 of the Base Indenture will be effective to confer valid personal jurisdiction on the Company and the Guarantor. We express no opinion as to whether a New York State or United States federal court would enforce the exclusivity of the jurisdiction of any New York State or United States federal court provided for in the Underwriting Agreement or the Indenture.

(6)	Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(7)	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities (collectively, the “Documents”) and the execution and delivery by the Guarantor, and the performance by the Guarantor of its obligations under, the Documents will not contravene any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

(8)	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company or the Guarantor of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the caption “Description of the Notes and the Guarantee” insofar as they summarize provisions of the Notes and the Guarantee. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus under the caption “Taxation—Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

In rendering the opinions in paragraphs (1), (2), (3), (4) and (5) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing under the laws

Exhibit B to the Underwriting Agreement - 4

of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company and the Guarantor, and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company and the Guarantor).

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company and the Guarantor, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate. With respect to all matters of Spanish law, you have received, and we understand that you are relying upon, the opinions of Uría Menéndez Abogados, S.L.P. and Ramiro Sánchez de Lerín García Ovies, General Counsel of the Guarantor, each delivered pursuant to the Underwriting Agreement.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit B to the Underwriting Agreement - 5

EXHIBIT C

FORM OF NEGATIVE ASSURANCE LETTER OF DAVIS POLK & WARDWELL LLP

March 8, 2017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Mizuho Securities USA Inc.

320 Park Avenue

New York, NY 10022

as Representatives

of the Underwriters listed in Schedule I to the Underwriting Agreement

Ladies and Gentlemen:

We have acted as special United States counsel for Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal organized under the laws of the Kingdom of Spain (the “Company”), and Telefónica, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain, as guarantor (the “Guarantor”), in connection with the Underwriting Agreement dated March [—], 2017 (the “Underwriting Agreement”) with you and the other several underwriters named in Schedule I thereto under which you and such other Underwriters have severally agreed to purchase from the Company $[—] aggregate principal amount of the Company’s [—]% Fixed Rate Senior Notes due 2027 (the “[—]% Fixed Rate Senior Notes”) and $[—] aggregate principal amount of the Company’s [—]% Fixed Rate Senior Notes due 2047 (the “[—]% Fixed Rate Senior Notes” and, together with the [—]% Fixed Rate Senior Notes, the “Notes”) guaranteed by the Guarantor (the “Guarantee” and, together with the Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of May 22, 2012 (the “Base Indenture”) among the Company, the Guarantor and The Bank of New York Mellon, as trustee, as supplemented by the fourth supplemental fixed rate note indenture dated as of March [—], 2017, pursuant to which the [—]% Fixed Rate Senior Notes will be issued, and the fifth supplemental fixed rate note indenture dated as of March [—], 2017, pursuant to which the [—]% Fixed Rate Senior Notes will be issued.

Exhibit C to the Underwriting Agreement - 1

We have participated in the preparation of the registration statement of the Company and the Guarantor on Form F-3 (File No. 333-204118) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and the Guarantor, and have participated in the preparation of the preliminary prospectus supplement dated March [—], 2017 (the “Preliminary Prospectus Supplement”) relating to the Securities, the free writing prospectuses, each dated March [—], 2017, identified as Numbers 1 and 2 in Schedule II to the Underwriting Agreement and attached as Exhibits 1 and 2 to Schedule III to the Underwriting Agreement, and the prospectus supplement dated March [—], 2017, relating to the Securities (the “Prospectus Supplement”). The registration statement became effective under the Act and the Base Indenture qualified under the Trust Indenture Act of 1939, as amended, upon the filing of the registration statement with the Commission on May 13, 2015 pursuant to Rule 462(e). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated May 13, 2015 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectuses identified as Numbers 1 and 2 on Schedule II to the Underwriting Agreement and attached as Exhibits 1 and 2 to Schedule III to the Underwriting Agreement for the Securities are hereinafter referred to as the “Disclosure Package”. The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of the Notes and the Guarantee” and “Taxation—Material U.S. Federal Income Tax Considerations”). However, in the course of our acting as counsel to the Company and the

Exhibit C to the Underwriting Agreement - 2

Guarantor in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, Spanish counsel for, and independent public accountants for, the Company and the Guarantor the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and the Guarantor and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a)	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at [—]:00 [a.m.][p.m.], New York City time on [—], 2017, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus, as of the date of the Underwriting Agreement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus, or those parts of the Registration Statement that constitute the Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit C to the Underwriting Agreement - 3

EXHIBIT D

FORM OF OPINION OF URÍA MENÉNDEZ ABOGADOS, S.L.P.

To the entities listed in Schedule 1

Madrid, [—] [—], 2017

Dear Sirs,

TELEFÓNICA EMISIONES, S.A.U.

USD [—] Fixed Rate Senior Notes due 2027 and

USD [—] Fixed Rate Senior Notes due 2047

guaranteed by TELEFÓNICA, S.A.

We have acted as Spanish counsel to Telefónica, S.A. (the “Guarantor”) and Telefónica Emisiones, S.A.U. (the “Company”), for purposes, among others, of issuing a legal opinion addressed to you in connection with the issuance by the Company of USD [—] fixed rate senior notes due 2027 (the “2027 Fixed Rate Senior Notes”) and USD [—] fixed rate senior notes due 2047 (the “2047 Fixed Rate Senior Notes”, and together with the 2027 Fixed Rate Senior Notes, the “Notes”). The Notes will be unconditionally and irrevocably guaranteed by the Guarantor. We have taken instructions solely from the Company and the Guarantor.

This opinion letter is being furnished pursuant to paragraph (d) of clause 2 of the Additional Terms of the underwriting agreement and in relation to paragraph (d) of clause 6 of the Underwriting Agreement Standard Provisions attached to the underwriting agreement dated as of [March 1], 2017, among the Company and the Guarantor, on the one hand, and the Underwriter, on the other hand (the “Underwriting Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

A.    Documents reviewed

In arriving at our opinions, we have reviewed the following documents:

(1)	a copy of the Underwriting Agreement;

(2)	a copy of the global notes dated on [March 8], 2017 evidencing the Notes and a copy of the guarantee dated on [March 8], 2017, executed and delivered by the Guarantor and endorsed on each security certificate representing the Notes (the “Guarantee”);

(3)	a copy of the public deed of issue of the Notes (escritura de emisión) executed on [March 2], 2017, before the Notary Public of Madrid Mr. [José Miguel García Lombardía] under number [—] of his official records[, which has been filed for registration (presentada a inscripción) with the Commercial Registry of Madrid] (the “Public Deed of Issuance”);

Exhibit D to the Underwriting Agreement - 1

(4)	a copy of the Registration Statement on form F-3 registered with the United States Securities and Exchange Commission (including the base prospectus attached thereto) dated [—] [—], [—], with file number [—] (the “Registration Statement”);

(5)	a copy of the preliminary prospectus supplement dated [March 1], 2017, filed with the United States Securities and Exchange Commission on [March 1], 2017;

(6)	a copy of the final prospectus supplement relating to the offering of the Notes dated [March 1], 2017, filed with the United States Securities and Exchange Commission on [March 2], 2017 (the “Prospectus Supplement”);

(7)	a copy of the indenture dated as of May 22, 2012, among the Company, the Guarantor and The Bank of New York Mellon (the “Indenture”);

(8)	a copy of the supplemental indenture dated [March 8], 2017, among the Company, the Guarantor and The Bank of New York Mellon in connection with the 2027 Fixed Rate Senior Notes (the “Forth Supplemental Indenture”);

(9)	a copy of the supplemental indenture dated [March 8], 2017, among the Company, the Guarantor and The Bank of New York Mellon in connection with the 2047 Fixed Rate Senior Notes (the “Fifth Supplemental Indenture”, and, together with the Forth Supplemental Indenture, the “Supplemental Indentures”);

(10)	the information publicly available on the website of the Spanish Central Commercial Registry (www.rmc.es) with respect to the Company and the Guarantor on [—] [—], [—];

(11)	a copy of the articles of association (estatutos) of the Guarantor, as publicly available at the web page of the Guarantor (www.telefonica.com) on [—] [—], [—];

(12)	a certification with respect to the Guarantor regarding its due existence and the composition of its Board of Directors issued by the Commercial Registry of Madrid on February 15, 2017 and a literal certification with respect to the Company issued by the Commercial Registry of Madrid on February 16, 2017;

(13)	a copy of a certification of certain resolutions adopted by the Guarantor as sole shareholder (accionista único) of the Company on May 4, 2015;

(14)	a copy of a certification of certain resolutions approved by the General Shareholders’ Meeting of the Guarantor on May 30, 2014;

(15)	a copy of a certification of certain resolutions approved by the Board of Directors of the Guarantor at its meeting held on May 30, 2014;

(16)	a copy of a certification of certain resolutions approved by the Executive Commission of the Guarantor at its meeting held on April 29, 2015;

(17)	a copy of a certification of certain resolutions approved by the Executive Commission of the Guarantor at its meeting held on February 10, 2017; and

(18)	a copy of the [—] (the “Agency Agreement”)

The Underwriting Agreement, the Indenture, the Supplemental Indentures, the Notes and the Guarantee will be hereinafter collectively referred to as the “Documents”.

Exhibit D to the Underwriting Agreement - 2

B.    Assumptions

Our opinions are based on the following assumptions:

(a)	all signatures, stamps and seals in the documents reviewed are genuine;

(b)	the original documents we have received are authentic and complete. Any copies we have received are complete and correspond to the originals;

(c)	the drafts of the documents reviewed are the same as the documents finally subscribed and approved;

(d)	all the parties to the Documents (other than the Guarantor and the Company) were duly incorporated and validly exist under the laws of their respective countries of incorporation;

(e)	all the parties (other than the Guarantor and the Company) have the power and authority to execute, and have duly executed, the Documents and that such execution will bind such parties (other than the Guarantor and the Company) and that the performance thereof is within the capacity and powers of each of the parties thereto (other than the Guarantor and the Company);

(f)	each person who signed the Documents on behalf of the Guarantor or the Company had the legal capacity (capacidad de obrar) to do so at the time;

(g)	the Documents have been executed and delivered by Mr. [—], Mr. [—], Mr. [—], Mr. [—], Ms. [—], Mr. [—], Mr. [—], Mr. [—] or Mr. [—] on behalf of the Guarantor and by Mr. Eduardo José Álvarez Gómez or Mr. Francisco Javier Ariza Garrote, joint and several directors of the Company (administradores solidarios), on behalf of the Company, and by each of the other parties thereto, in the form conforming to the final draft reviewed by us;

(h)	all the documents that should have been filed with the Commercial Registry of Madrid by the Guarantor and the Company had been filed on the date of our search, and subsequent to this no other documents have been submitted nor have any registrations taken place that could bear any relevance on the opinions expressed in this document. The content of the certifications issued by the Commercial Registry of Madrid in relation to the Guarantor and the Company on February 15, 2017 and February 16, 2017, respectively, and the online excerpts downloaded from the website of the Spanish Central Commercial Registry (www.rmc.es) in relation to the Guarantor and the Company on [—] [—], [—], accurately reflects the entries in the relevant registry in relation to Guarantor and the Company. The information held at the Commercial Registry is assumed to be correct and valid pursuant to article 7 of the Commercial Registry Rules;

(i)	the certifications reviewed are true and accurate and correspond to resolutions that have been validly approved in duly convened, constituted and quorate meetings;

(j)	there are and there will be no contractual or other limitations that any of the parties are bound by and that are included in any document that we have not reviewed but that could affect this opinion, nor are there any agreements between any of the parties to the Documents which fully or partially annul, modify or supersede the contents of such documents;

Exhibit D to the Underwriting Agreement - 3

(k)	there are and there will be no decisions or resolutions adopted or passed by the corporate bodies of the Guarantor or the Company that revoke or amend the decisions and resolutions reviewed;

(l)	there are and there will be no factual circumstances that have not been disclosed to us and that could affect our conclusions;

(m)	the articles of association (estatutos sociales) of the Guarantor and the Company that we have reviewed are those in force on today’s date;

(n)	the Documents are legal, valid, binding and enforceable under the laws of the State of New York, and the obligations deriving from the Documents that must be complied with in a jurisdiction other than Spain, or that could be affected in any way by the laws of such other jurisdiction, will not be invalid or ineffective by virtue of the said laws, or contrary to its public policy;

(o)	all the voting rights of the Company belong to the Guarantor;

(p)	the proceeds of the issuance of the Notes, net of management and issuance costs, will be permanently invested with the Guarantor and directly assigned to the risks and financial situation of the Guarantor and its consolidated group;

(q)	the obligations of the Guarantor under the Guarantee constitute, under the laws of the State of New York, an irrevocable and unconditional guarantee of the Guarantor, and under the Guarantee the holders of the Notes may enforce the Guarantee directly against the Guarantor, the obligations of the Guarantor are independent of the obligations of the Company and the Guarantor shall be liable as principal and sole debtor (garantía solidaria e irrevocable);

(r)	the Notes will not initially be offered or sold in Spain;

(s)	the Notes have been issued, authenticated and deposited by the Issuer in the state of New York;

(t)	the Notes will be admitted to listing on a regulated market, multilateral trading facility or other organized market;

(u)	the Notes will be originally registered with a clearing and settlement system located outside Spain that is recognized by the Spanish law or by the law of another OECD country;

(v)	(a) none of the Guarantor nor the Company are unable to pay their debts according to article 2 et seq. of Law 22/2003 of 9 July on Insolvency (the “Insolvency Law”); (b) none of them will be unable to pay their debts according to article 2 of the Insolvency Law as a consequence of performing their obligations under the Documents; (c) no insolvency petition (concurso) has been filed by any of the Guarantor nor the Company; (d) none of them have sent a communication to the competent court under article 5 bis of the Insolvency Law; (e) no insolvency or administrative receiver has been appointed to oversee any of their assets; and (f) none of them fall under any ground for winding-up as set out in article 363 of Royal Legislative Decree 1/2010 of 2 July, approving the Spanish Companies Law (Ley de Sociedades de Capital).

Where we have not independently verified facts material to the opinions, we have examined and relied on certifications issued by duly authorized representatives of the Guarantor and the Company.

Exhibit D to the Underwriting Agreement - 4

C.    Opinion

We do not represent ourselves to be familiar with the laws of any jurisdiction other than Spain as they stand at present and therefore express no opinion on matters arising under any laws other than the laws of Spain currently in force. This legal opinion is issued on the basis that all related-matters will be governed by, and construed in accordance with Spanish law, and that all matters between the addressees of this legal opinion and ourselves (in particular, those regarding interpretation) will be brought before the Spanish courts.

Our involvement in the transaction described has been limited to our role as Spanish counsel to the Guarantor and the Company, and we therefore assume no obligation to advise any other party to the transaction. Furthermore, we assume no obligation to advise you or any other party of any changes to the law or facts that may occur after today’s date, regardless of whether they affect the legal analysis or conclusions in this legal opinion.

Legal concepts are expressed in the documents in English terms and may not be identical or equivalent to the Spanish legal terms used.

Based on the above, and subject to the additional exceptions, limitations and qualifications set out below, it is our opinion that:

1.	Valid existence

Each of the Guarantor and the Company was duly incorporated and validly exist as a “sociedad anónima” under the laws of Spain.

2.	Corporate power

Each of the Company and the Guarantor has corporate power to conduct its corporate purpose (including the power to dispose of and encumber its assets) and each of the Company and the Guarantor has the required corporate power to be a party to the Documents and perform the obligations deriving from the same.

3.	Corporate action

The execution, delivery and performance of the Documents have been duly authorized by all the necessary corporate actions of the Company and the Guarantor.

4.	Valid execution of agreements

Each of the Company and the Guarantor has duly authorized, executed and delivered each of the Documents to which it is a party.

5.	Choice of law

The choice of the laws of the State of New York as the governing law of the Documents is valid and should be recognized and enforced by the Spanish courts, subject to the qualification referred to in paragraph D.(f) below. The effectiveness of this choice is subject, in particular, to the laws of the State of New York being evidenced to the Spanish courts pursuant to Article 281 of the Civil Procedural Law and taking into account the contents of article 33 of Law 29/2015 of 30 July on international cooperation in civil matters (“Law 29/2015”).

Exhibit D to the Underwriting Agreement - 5

6.	Authorizations and consents

The execution, delivery and performance of the Documents by each of the Company and the Guarantor to which it is a party (a) do not require any consent, approval, licence, authorization, or registration from any Spanish governmental authority, save for the registration of the Public Deed of Issuance with the Commercial Registry of Madrid and (b) do not imply a breach of the articles of association (estatutos) of the Company and the Guarantor. This notwithstanding (i) once the Notes have been paid in full, this circumstance must be registered at the Commercial Registry of Madrid; and (ii) the Issuer will be required to report the issuance of the Notes to the Bank of Spain pursuant to, and in accordance with, the Circular 4/2012, of April 25 on communication rules applicable to the Spanish residents on foreign economic transactions and financial assets and liabilities (Circular 4/2012, de 25 de abril, del Banco de España, sobre normas para la comunicación por los residentes en España de las transacciones económicas y los saldos de activos y pasivos financieros con el exterior).

7.	Tax regime of payments made under the Notes

Additional Provision One of Law 10/2014 of 26 June, on the regulation, supervision and solvency of credit institutions (Ley 10/2014, de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended (“Law 10/2014”) establishes the tax regime applicable to certain preference shares and debt instruments.

To the extent that the Issuer is a company resident in Spain, which is not a financial institution or a listed company, the tax regime set forth in Additional Provision One of Law 10/2014 requires, among other conditions, that the Notes qualifies as debt instruments for the Issuer and that the Notes are listed on a regulated market, multilateral trading facility or other organised market. Both conditions are met in the case of the Notes.

Under Law 10/2014, income deriving from the Notes obtained by holders who have a beneficial interest in the Notes (each a “Holder” and collectively the “Holders”) with non-tax residence in Spain and who do not operate with respect to the Notes through a permanent establishment in Spain should be exempt from Spanish Non-Resident Income Tax (“NRIT”). Conversely, income deriving from the Notes obtained by Spanish tax resident Holders and Non-Spanish tax resident Holders acting with respect to the Notes through a permanent establishment in Spain is fully subject to tax in Spain. According to Spanish tax legislation, “income” includes payment of coupons and income deriving from the transfer, redemption or reimbursement of the Notes, on the basis of the positive difference between the amounts obtained in the transfer, redemption or reimbursement of the Notes and their tax basis.

Additionally, under Law 10/2014 all payments of income on the Notes made by the Issuer with respect to the Notes for the benefit of Holders, whether resident or not in Spain for tax purposes, will not be subject to Spanish withholding tax unless the Fiscal Agent fails to timely comply with certain tax formalities, as described in detail below.

The application of the abovementioned exemption from Spanish withholding tax is conditional upon the submission by the Fiscal Agent, in a timely manner, to the Issuer with a certificate containing certain information relating to the Notes in accordance with section 44 of the Royal Decree 1065/2007 as amended by Royal Decree 1145/2011 (“Payment Statement”), as detailed under the Agency Agreement.

Exhibit D to the Underwriting Agreement - 6

The Issuer, the Guarantor and the Fiscal Agent have arranged certain procedures to facilitate the collection of information concerning the Notes so that before the close of business on the business day (as defined in the Conditions) immediately preceding the date on which any payment of income in respect of the Notes is due, the Issuer must receive from the Fiscal Agent the Payment Statement as prescribed under section 44 paragraph 5 of the Royal Decree 1065/2007. If, despite these procedures, the Payment Statement is not received by the Issuer on each date in which any amount is due under the Notes, the Issuer will withhold tax at the then-applicable rate (currently 19%) from any payment of income in respect of the relevant Bond.

Notwithstanding the above, if, before the tenth calendar day of the month following the month in which the relevant income is paid, the Fiscal Agent provides the Payment Statement, the Issuer will reimburse the amounts withheld.

Holders not acting with respect to the Notes through a permanent establishment in Spain and entitled to exemption from NRIT, but the payment to whom was not exempt from Spanish withholding tax due to the failure to deliver by the Fiscal Agent of certain information relating to the Notes in a timely manner may apply directly to the Spanish tax authorities for any refund to which they may be entitled.

8.	Tax regime of payments made under the Notes if Law 10/2014 does not apply

If the Notes are not listed on a regulated market, multilateral trading facility or other organized market on any Interest Payment Date (as defined in the Prospectus Supplement) or on any redemption date, Law 10/2014 will not apply to the Notes. In such case, any payment of income in respect of the Notes made by the Company to non-Spanish tax resident beneficial owners who do not operate with respect to the Notes through a permanent establishment in Spain will be subject to Spanish withholding tax at the current rate of 19%, except in the case of income payments made to non-Spanish tax resident beneficial owners who are (A) resident in a European Union Member State other than Spain, or a permanent establishment located in a European Union Member State of residents of other European Union Member States, provided that such beneficial owners (i) do not operate with respect to the Notes through a permanent establishment in Spain, and (ii) are not resident or nationals of, are not located in, nor obtain the income through, a tax haven territory (as defined in Royal Decree 1080/1991 of July 5, 1991, as amended); or (B) resident for tax purposes in a country which has entered into a convention for the avoidance of double taxation with Spain which provides for an exemption from Spanish tax or a reduced withholding tax rate with respect to interest or other financial income payable to any beneficial owner of the Notes, and provided further that said beneficial owners deliver evidence of their tax residence in accordance with the Spanish tax law.

9.	Tax regime of payments made under the Guarantee

[In light of the operational arrangement described in Exhibit B to the Supplemental Indenture], income payments in respect of the Guarantee would fall under the scope of Law 10/2014 and, therefore, the tax treatment applicable will be that described in paragraph 7 above.

In the event that the Notes are not listed on a regulated market, multilateral trading facility or other organized market on any Interest Payment Date (as defined in the Prospectus Supplement) or on any redemption date, Law 10/2014 will not apply to the Notes and consequently, such income payments will be subject to the tax treatment described in paragraph 8 above. However, non-Spanish tax resident beneficial owners who do not operate with respect to the Notes through a permanent establishment in Spain may take the position that income payments in respect of the Guarantee should be characterised as an indemnity

Exhibit D to the Underwriting Agreement - 7

under Spanish law and, hence, should have been made free of withholding or deduction on account of any Spanish tax. In such a case, these beneficial owners should apply directly to the Spanish tax authorities for any refund to which they may be entitled.

10.	Stamp duty and other transfer taxes

No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriter to Spain or any political subdivision or taxing authority thereof or therein in connection with the sale of the Notes to the Underwriter in the manner contemplated hereby, or the resale and delivery of such Notes by the Underwriter in the manner contemplated in the Prospectus Supplement.

11.	Tax Status of Holders of the Notes

Any holder of Notes will not be deemed to be resident in Spain by reason only of holding such Notes.

12.	Choice of foreign courts

The Spanish courts will determine the validity of clause [—] of the Standard Provisions of the Underwriting Agreement and clause 1.15 of the Indenture (submission to exclusive jurisdiction) in accordance with the laws of Spain although such agreements are subject to the laws of the State of New York. In view of this, the submission to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, the City of New York, New York, as set out in clause [—] of the Standard Provisions of the Underwriting Agreement and clause 1.15 of the Indenture, in order to resolve any dispute that could arise is valid and should be recognized and enforced by the Spanish courts in any action or proceedings brought in relation thereto before them, provided that it is alleged in accordance with Spanish procedural law.

13.	Execution of foreign judgments

An unappelable judgment duly rendered by any federal or state court in the Borough of Manhattan, the City of New York, New York, in response to a legal action filed before such courts in connection with the Underwriting Agreement, the Indenture and the Supplemental Indenture would be enforceable in Spain, provided that the requirements in Law 29/2015 are complied with.

These provisions set out that any unappelable judgment rendered outside of Spain (apart from countries bound by Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters) may be enforced in Spain in two different situations: (i) in accordance with any applicable international treaty, or (ii) in the absence of any such treaty, when the requirements in Title V of Law 29/2015, including those applicable to exequatur proceedings, are complied with.

Since there is no applicable treaty between Spain and the United States, the conditions referred to in point (ii) of the previous paragraph must be satisfied in order to enforce an unappealable judgment of a New York court in Spain. These conditions are, among others, that the judgment is not irreconcilable with another earlier judgment issued in Spain or in another country (provided in this latter case that the earlier judgment fulfils the conditions to be recognised in Spain), that there are no prior proceedings on the same matter pending in Spain, that the judgment does not infringe public policy and that the relevant matter does not fall under the exclusive jurisdiction of the Spanish courts.

Exhibit D to the Underwriting Agreement - 8

D.    Qualifications

The opinions above are subject to the following:

(a)	our opinions above are subject to the effects and outcome of transactions that may derive from insolvency or any other similar proceedings that affect creditors’ rights generally as well as to any principles of public policy (orden público);

(b)	without prejudice to the general qualification set forth in the preceding paragraph, the credit rights of creditors that are considered “closely related” to the insolvent debtor will be subordinated pursuant to article 92.5 of Law 22/2003 of 9 July 2003 on Insolvency (for example, because the creditor holds an interest in the insolvent debtor or is part of the same group, the creditor is a director of the insolvent debtor or may be considered a “de facto” director of the same, or the creditor is the assignee or successor of credit rights previously held by any of the foregoing).

After the amendment of the Insolvency Law pursuant to Royal Decree-Law 3/2009 of March 27, it has been clarified that credit rights against the Company arising from the Notes benefiting of the Guarantee will not be classified as subordinated obligations, provided that the holders of the Notes are not especially related persons;

(c)	the above references to the insolvency legislation and other similar proceedings are not exhaustive and there may be other rules which, in one way or the other, may also have an impact on the transaction analyzed;

(d)	the term “enforceable” in paragraph C.13 of this opinion means that the obligations assumed by the relevant party under the Documents are of a type that the Spanish courts would generally enforce. However, it does not mean that these obligations will be enforced under all circumstances in accordance with their exact terms. In particular, enforcement before the Spanish courts will be subject to the following:

(a)	a Spanish court may refuse to give effect to any provision of the Documents on the grounds that it breaches Spanish public policy (orden público);

(b)	the Spanish courts will apply the law subject to the equitable principles and will not acknowledge a right if its exercise would be in breach of good faith or cause an abuse of rights (abuso de derecho). The Spanish courts will not enforce an obligation in the event of fraud;

(c)	a Spanish court may award damages where specific performance of an obligation is deemed impracticable;

(d)	the validity and performance of contractual obligations cannot be left to the discretion of one of the contracting parties as per article 1,256 of the Spanish Civil Code;

(e)	a Spanish court may not enforce a contractual provision that imposes a penalty on one of the parties if it considers that the amount of the penalty is not justified and it falls within the scope of articles 1,152 et seq of the Spanish Civil Code, provided that the obligations secured by the penalty have been partially or irregularly complied with; in this event the court may reduce the amount of the penalty; and

(f)	the exercise of the rights arising from the Documents and their enforcement is limited by the applicable statute of limitations.

Exhibit D to the Underwriting Agreement - 9

These principles are of general application, and in applying such principles a court could, among other measures, prohibit a creditor from accelerating the maturity of a debt upon the occurrence of a default deemed immaterial.

(e)	in Spanish Procedural law, the rules on the burden of proof in any judicial proceeding cannot be modified by agreement of the parties and, consequently, any provision of the Documents in which decisions, certificates, notifications, opinions or the like carried out by the parties are deemed conclusive evidence in the absence of a manifest error, would not be upheld by a Spanish court. Any document that is not in Spanish must be accompanied by an official sworn translation into Spanish for it to be admissible by a Spanish court or authority;

(f)	the choice of the laws of the State of New York in the Documents will not restrict the application of the Spanish “overriding mandatory provisions”, as defined in article 9.1 of Regulation (EC) No 593/2008 of the European Parliament and of the Council of June 17, 2008 on the law applicable to contractual obligations. Furthermore, Spanish courts may refuse to apply a provision of the chosen law if such application is manifestly incompatible with Spanish public policy. Spanish courts may also give effect to the overriding mandatory provisions of the law of the country in which the obligations arising from the contract have been performed or must be performed;

(g)	the exclusive jurisdiction of the Spanish courts includes matters relating to the incorporation, validity, nullity and dissolution of companies or legal entities domiciled in Spain, and any decisions and resolutions of their corporate bodies, the validity or nullity of any recordings with a Spanish registry, and the recognition and enforcement of any judgment or arbitration award in Spain that has been obtained in a foreign country; and

(h)	our opinion expressed in paragraph C.9 above has been issued under the assumption that the Paying Agent will act in the manner and in accordance with the operational arrangements described in Exhibit B to the Supplemental Indenture.

This legal opinion is rendered to the addressees identified in this letter and in connection with the transactions described above. This legal opinion is not to be used, circulated, quoted or referred to in any other way or for any other purpose, and no persons other than its addressees may make decisions based on it, nor may they claim any liability for its content without our prior written consent.

Yours faithfully,

Rafael Sebastián / Jesús López Tello

Exhibit D to the Underwriting Agreement - 10

Schedule 1

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, NY 10013

United States of America

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue

New York, NY 10010

United States of America

GOLDMAN, SACHS & CO.

200 West Street

New York, NY 10282

United States of America

HSBC SECURITIES (USA) INC.

452 Fifth Avenue

New York, NY 10018

United States of America

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, NY 10179

United States of America

MIZUHO SECURITIES USA INC.

320 Park Avenue

New York, NY 10022

United States of America

BBVA SECURITIES INC.

1345 Avenue of the Americas, 44th Floor

New York, NY 10105

United States of America

BNP PARIBAS SECURITIES CORP.

787 Seventh Avenue

New York, NY 10019

United States of America

SANTANDER INVESTMENT SECURITIES INC.

45 East 53rd Street

New York, NY 10022

United States of America

Exhibit D to the Underwriting Agreement - 11

TELEFÓNICA EMISIONES, S.A.U.

DEBT SECURITIES

unconditionally and irrevocably guaranteed

by

TELEFÓNICA, S.A.

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

March 1, 2017

Ladies and Gentlemen:

Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of the Kingdom of Spain (the “Company”), may from time to time enter into one or more underwriting agreements (each an “Underwriting Agreement”) that provide for the sale of certain of its securities specified in the particular Underwriting Agreement (the “Designated Securities”). The basic provisions set forth herein to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Designated Securities. Each Underwriting Agreement will be entered into, with such additions and deletions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the “Representative(s)”) for the particular issue of Designated Securities and will specify the underwriters participating in such offering (the “Underwriters”, which term shall include any Underwriter substituted pursuant to Section 15 hereof). Payment of principal and interest on the Designated Securities will be fully and unconditionally guaranteed by Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”) pursuant to the terms of a guarantee to be dated as of the Closing Date (as defined below) (the “Guarantee”).

The obligation of the Company to issue and sell any of the Designated Securities, the obligation of the Guarantor to guarantee the Designated Securities, and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” The obligations of the Underwriters under this Agreement shall be several and not joint. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.

The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and in or pursuant to the applicable indenture (the “Indenture”) identified in the Underwriting Agreement. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

Underwriting Agreement – Standard Provisions - 1

1.	Representations and Warranties.

The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters named in the applicable Underwriting Agreement, as of the Applicable Time and as of the Closing Date, with respect to the Designated Securities as follows:

(a)

An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) in respect of the Designated Securities (File No. 333-204118) has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to the Representative(s) and, excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein, delivered to the Representative(s) for each of the other Underwriters became effective under the Securities Act upon filing; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement, the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date hereof, relating to the Designated Securities, is hereinafter called the “Basic Prospectus”; “Preliminary Prospectus” means the Basic Prospectus together with any preliminary prospectus (including any preliminary prospectus supplement) relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) of the rules and regulations (the “Rules and Regulations”) of the Commission under the Securities Act and provided to the Representative(s) for use by the Underwriters; “Registration Statement” means, collectively, the parts of such registration statement, including all exhibits thereto and any final prospectus supplement relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part thereof pursuant to Rule 430B of the Rules and Regulations, as amended as of the time of the most recent post-effective amendment thereto, if any, became or was deemed to have become effective under the Securities Act; “Prospectus” means the Basic Prospectus together with the prospectus (including any final prospectus supplement) relating to the Designated Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representative(s) for use by the Underwriters; “most recent Preliminary Prospectus” means the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations at or immediately prior to the Applicable Time (as hereinafter defined); “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) relating to the Designated Securities; and “Disclosure Package” means the most recent Preliminary Prospectus and any Issuer Free Writing Prospectus issued at or prior to the Applicable Time (including the final term sheet or term sheets prepared pursuant to Section 5(a) below (the “Term Sheet(s)”) and attached to the applicable Underwriting Agreement, as such definition may be amended or supplemented by terms of the applicable Underwriting Agreement). “Applicable Time” is defined in the applicable Underwriting Agreement. Any references herein to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any

Underwriting Agreement – Standard Provisions - 2

reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus. For purposes of Section l of this Agreement, all references to the Registration Statement, any post-effective amendments thereto and the Prospectus will be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

(b)	(i) No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission; (ii) to the best knowledge of the Company and the Guarantor after due enquiry no proceeding for that purpose has been initiated or threatened by the Commission; (iii) no notice of objection of the Commission to the use of such registration statement and any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor; and (iv) no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. The Registration Statement conforms in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform in all material respects, to the requirements of the Securities Act and the Rules and Regulations; the Registration Statement and any post-effective amendments thereto do not and will not, as of the applicable effective date or dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of its date and as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty will not apply to (i) any statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company or to the Guarantor by any Underwriter through the Representative(s) expressly for inclusion therein, such information being that identified on Schedule IV in each applicable Underwriting Agreement, or (ii) the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended, of the trustee.

(c)	There is no contract or document required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus which is not described or filed as required.

(d)	The Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty will not apply to any statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company or the Guarantor by any Underwriter through the Representative(s) expressly for use in the Disclosure Package, such information being that identified in each applicable Underwriting Agreement.

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(e)	The Guarantor has been, since the initial filing of the Registration Statement, and is a “well-known seasoned issuer” and has not been, since the initial filing of the Registration Statement, and is not an “ineligible issuer” (as such terms are defined in Rule 405 of the Rules and Regulations).

(f)	Neither the Company nor the Guarantor has made or will make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus, unless such Issuer Free Writing Prospectus has been previously consented to by the Representative(s) and is substantially in form and substance as attached to the applicable Underwriting Agreement; the Company and the Guarantor will comply with the requirements of Rule 433 of the Rules and Regulations with respect to any such Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; any such Issuer Free Writing Prospectus will not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433 of the Rules and Regulations, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company and the Guarantor will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(g)	The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus that were or hereafter are filed with or furnished to the Commission, at the time they were or hereafter are so filed or furnished, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(h)	Each of the Company and the Guarantor has been duly incorporated and is validly existing as a limited liability corporation (a sociedad anónima) under the laws of the Kingdom of Spain.

(i)	This Agreement, the Indenture and the Guarantee will have been duly authorized, executed and delivered by the Company and the Guarantor as of the Closing Date and, once so authorized, executed and delivered will constitute legal, binding and enforceable obligations of the Company and the Guarantor, as applicable, subject to all applicable laws affecting creditors’ rights generally in the event of insolvency (concurso), bankruptcy, winding-up, reorganization or liquidation of the Company or the Guarantor, as the case may be, or any equitable remedies.

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(j)	The sole shareholder of the Company has duly authorized the issuance by the Company of the Designated Securities. Also, the joint and several directors (Administradores Solidarios) of the Company are entitled to resolve on the issuance by the Company of the Designated Securities. The Designated Securities, when executed, authenticated and delivered in accordance with the Indenture, will constitute legal, valid, binding and enforceable obligations of the Company, as applicable, subject to all applicable laws affecting creditors’ rights generally in the event of insolvency (concurso), bankruptcy, winding-up, reorganization or liquidation of the Company, or any equitable remedies.

(k)	The execution and delivery of this Agreement, the Indenture and the Guarantee, and the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof do not conflict with and will not result in a breach of any of the terms or provisions of, or constitute a default under, the constitutive documents of the Company or the Guarantor, as the case may be, the laws of the Kingdom of Spain or any indenture, trust deed, mortgage or other agreement or instrument to which the Company or the Guarantor, as the case may be, is a party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Company or the Guarantor, as the case may be, or its properties, except in any such case for any conflicts, breaches or defaults that would not have a material adverse effect on the financial position or prospects of the Guarantor and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(l)	Since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus none of the Company, the Guarantor or any of Telefónica de España, S.A., Telefónica Latinoamerica Holding, S.L. and Telefónica Europe Plc (the “Material Subsidiaries”) has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement, the Disclosure Package and the Prospectus and except any such loss or interference that would not result in a Material Adverse Effect.

(m)	All material authorizations, consents, approvals, filings, notifications and registrations required by the Company or the Guarantor, as the case may be, for or in connection with the performance by the Company or the Guarantor, as the case may be, of the obligations expressed to be undertaken by it herein have been obtained and are in full force and effect, or, as the case may be, have been effected, except (i) such as may be required by the securities, Blue Sky or similar laws of the various states of the United States in connection with the offer and sale of the Designated Securities, (ii) such approvals as have been requested and obtained, (iii) the registration of a public deed (escritura de emisión) related to the issue of the Designated Securities with the Mercantile Registry,), and (iv) the registration with the Mercantile Registry of the fact that the Designated Securities have been paid out.

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(n)	Neither the Company, the Guarantor, nor any person that is controlled by the Company or the Guarantor, as the case may be, nor any person acting on its or their behalf, except for the Underwriters as to whom no representation or warranty is made, has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of the Designated Securities of the Company to facilitate the sale or resale of the Designated Securities and the Guarantee.

(o)	Neither the Company nor the Guarantor is an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(p)	The consolidated financial statements of the Guarantor, together with the related schedules and notes (the “Financial Statements”) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said Financial Statements have been prepared in conformity with international financial reporting standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”), which do not differ for the purposes of the Telefónica Group from IFRS as adopted by the European Union (IFRS-EU) applied in accordance with applicable law throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in accordance with IFRS as issued by the IASB the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Financial Statements incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(q)	Other than as set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits or governmental proceedings pending to which the Company, the Guarantor or any subsidiary of the Guarantor is a party or of which any asset of the Company, the Guarantor, or any subsidiary of the Guarantor is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or to impair the ability of the Company or the Guarantor to consummate the transactions contemplated hereby; and, to the best of the Guarantor’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any court or governmental, regulatory or stock exchange authority having jurisdiction over the Company, the Guarantor, any Material Subsidiary or any of their respective assets (each a “Governmental Authority”) or any other party, which could reasonably be expected to have a Material Adverse Effect, or to impair the ability of the Company or the Guarantor to consummate the transactions contemplated hereby.

(r)	Based on the evaluation of its disclosure controls and procedures performed in conjunction with its Form 20-F filed for the last fiscal year, the Guarantor is

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not aware of (i) any material weaknesses in its internal controls; or (ii) any material fraud, that involves management or other employees who have a significant role in the Guarantor’s internal controls.

(s)	The Company is a wholly owned subsidiary of the Guarantor, the Guarantee is full and unconditional; and no subsidiary of the Guarantor will guarantee the Designated Securities.

(t)	As long as certain conditions are met, under Law 10/2014 of 26 June, Law 10/2014, of 26 June on the regulation, supervision and solvency of credit entities (Ley 10/2014, de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito ), (“Law 10/2014 of 26 June”), any payments in respect of the Designated Securities made by the Company to non-Spanish tax resident beneficial owners, who do not operate with respect to the Designated Securities through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to the consolidated text of the Non-Resident Income Tax Law promulgated by Royal Legislative Decree 5/2004 of 5 March (Real Decreto Legislativo 5/2004, de 5 de marzo, por el que se aprueba el Texto Refundido de la Ley del Impuesto sobre la Renta de no Residentes), and no Spanish withholding tax shall be required on such payments unless the paying agent fails to provide the Company and the Guarantor with certain documentation in a timely manner, in which case such payments will be subject to Spanish withholding tax at the currently applicable rate (19% for year 2017).

2.	Representations and Warranties of the Underwriters.

Each Underwriter represents and warrants, severally and not jointly, to, and agrees with, the Company, the Guarantor and each other Underwriter that:

(a)	it has not made, and will not make any offer relating to the Designated Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, other than the information contained in the Term Sheet(s) prepared pursuant to section 5(a) below, without the prior written consent of the Company, the Guarantor and the Representative(s);

(b)	it and its respective affiliates (as defined in Rule 501(b) under the Securities Act) and any person acting on its or their behalf has complied and will comply with the selling restrictions set out in Annex A hereto;

(c)	neither it nor its respective affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Designated Securities in violation of applicable laws;

(d)	in connection with the initial distribution of the Designated Securities, it will not sell Designated Securities to any purchaser thereof in an aggregate amount of less than $150,000; and

(e)

in connection with this offering, sale of the Designated Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between

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the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Underwriters, on the one hand, and the Company and the Guarantor, on the other, exists; and (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Guarantor, including, without limitation, with respect to the determination of the price of the Designated Securities, and such relationship between the Underwriters, on the one hand, and the Company and the Guarantor, on the other, is entirely and solely commercial, based on arms-length negotiations.

3.	Purchase and Sale.

(a)	The Company agrees to sell to each Underwriter named in the applicable Underwriting Agreement and each Underwriter, upon the basis of the representations and warranties contained in this Agreement, but subject to the conditions in this Agreement, agrees to purchase from the Company severally and not jointly, the aggregate principal amounts of Designated Securities set forth opposite their names in Schedule I of the applicable Underwriting Agreement at the respective purchase prices set forth in such Underwriting Agreement, plus accrued interest, if any, from the date set forth therein to the date of payment and delivery.

(b)	The several commitments of the Underwriters to purchase the Designated Securities pursuant to the applicable Underwriting Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements contained in this Agreement and shall be subject to the terms and conditions set forth in this Agreement.

4.	Delivery and Payment.

The global certificates for the Designated Securities to be purchased by the Underwriters shall be delivered by or on behalf of (and at the expense of) the Company to or upon the order of the Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of immediately available funds, payable to or upon the order of the Company, at the Scheduled Closing Date, as set forth in the applicable Underwriting Agreement, and as the Representative(s) shall designate, which date and time may be postponed by agreement among the Underwriters, the Company and the Guarantor (such date and time of delivery and payment for the Designated Securities being herein called the “Closing Date”). Payment for the Designated Securities shall be made against delivery to the Underwriters of the Designated Securities registered in such names and in such denominations as the Underwriters shall request in writing, with any transfer taxes payable in connection with the transfer of the Designated Securities to the Underwriters duly paid by the Guarantor. The Company agrees that delivery of the Designated Securities will be made on the Closing Date through the book-entry facilities of The Depository Trust Company (“DTC”). Upon issuance, all Designated Securities will be represented by one or more global securities registered in the name of a nominee of the DTC.

5.	Covenants and Agreements of the Company and the Guarantor.

The Company and the Guarantor, jointly and severally, covenant with each Underwriter of the Designated Securities as follows:

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(a)	The Company and the Guarantor will file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b). The Company or the Guarantor will notify the Representative(s), promptly after filing of the Registration Statement, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Company or the Guarantor will notify the Representative(s) promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company and the Guarantor will prepare and file with the Commission, promptly upon the reasonable request of the Representative(s), any amendments or supplements to the Registration Statement or the Prospectus which, in the reasonable opinion of the Representative(s), may be necessary or advisable in connection with the distribution of the Designated Securities; and neither the Company nor the Guarantor will file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Designated Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representative(s) after reasonable notice thereof (such consent not to be unreasonably withheld or delayed). The Company and the Guarantor will prepare one or more Term Sheets, containing solely a description of the Designated Securities, substantially in the form attached to the applicable Underwriting Agreement and approved by the Representative(s) and file such Term Sheet or Term Sheets pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule. The Company or the Guarantor will advise the Representative(s) promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Designated Securities for offering or sale in any jurisdiction, of the institution of any proceedings for any such purpose, or of receipt by the Company or the Guarantor from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations; and the Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as practicable the lifting or withdrawal thereof.

(b)	Subject to the selling restrictions set forth in Annex A to this Agreement, the Company and the Guarantor will use their reasonable best efforts, in cooperation with the Underwriters, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative(s) may reasonably request; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process, subject itself to taxation or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.

(c)

The Company and the Guarantor shall prepare the Disclosure Package and the Prospectus in a form approved by the Underwriters, and will promptly furnish the Underwriters with copies of the Registration Statement, the Preliminary

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Prospectus, the Term Sheets, any Issuer Free Writing Prospectus and the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and will not file or publish any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, except in accordance with Section 1(f) above, and unless they have furnished a copy to the Underwriters for their review and, except as required by law, will not publish any such proposed amendment or supplement to which the Underwriters reasonably object. If at any time prior to completion of the distribution of the Designated Securities (as determined by the Underwriters) any event occurs as a result of which the Registration Statement, the Disclosure Package or the Prospectus, each as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantor will promptly so notify the Underwriters. If so notified, the Underwriters shall forthwith suspend any solicitation of offers to purchase Designated Securities and shall cease using the Registration Statement, the Disclosure Package or the Prospectus. If the Company and the Guarantor should decide to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, to correct such statement or omission, the Company and the Guarantor, upon the completion thereof, will furnish to the Underwriters a reasonable number of copies of such amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus.

(d)	The Company and the Guarantor shall furnish to the Underwriters as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Designated Securities (as determined by the Underwriters) as many copies of the Registration Statement, the Disclosure Package and the Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request.

(e)	The Company or the Guarantor will pay the required Commission filing fees relating to the Designated Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(f)	If required by Rule 430B(h) of the Rules and Regulations, the Company or the Guarantor will prepare a prospectus in a form approved by the Representative(s) and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and, except as required by law or approved by the Representative(s) (which approval shall not be unreasonably withheld), neither the Company nor the Guarantor will make any further amendment or supplement to such prospectus.

(g)	The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that the public deed in respect of the Designated Securities is registered in the Madrid Mercantile Registry.

(h)	The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that the Designated Securities qualify as debt instruments (instrumentos de deuda) under Law 10/2014 of 26 June, or any other law substituting or amending such law.

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(i)	The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that the disbursement minutes in respect of the Designated Securities are registered in the Madrid Mercantile Registry.

(j)	The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to permit the Designated Securities to be eligible for clearance and settlement through DTC.

(k)	The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to list the Designated Securities on an organized market in an OECD country or on a regulated market, multilateral trading facility or other organized market no later than 45 days prior to the first day on which interest on such Designated Securities is payable (the “First Interest Payment Date”) and to maintain such listing at all times prior to and including the First Interest Payment Date.

(l)	From the date of the applicable Underwriting Agreement and continuing to and including 10 days following the Closing Date, the Guarantor will not, and shall ensure that the Company does not, without the prior written consent of the Representative(s) (which consent shall not be unreasonably withheld), offer, sell, contract to sell or otherwise dispose of in the United States any U.S. dollar-denominated debt securities issued or guaranteed by the Guarantor which are substantially similar to the Designated Securities.

(m)	The Guarantor agrees that for as long as the Designated Securities are outstanding it will maintain sufficient ownership of the share capital of the Company, directly or indirectly, to control its actions.

(n)	The Company and the Guarantor acknowledge and agree that in connection with this offering, sale of the Designated Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Guarantor, including, without limitation, with respect to the determination of the price of the Designated Securities, and such relationship between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Guarantor shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantor. The Company and the Guarantor hereby waive any claims that the Company or the Guarantor may have against the Underwriters with respect to any breach of fiduciary duty asserted to be owed by the Underwriters to the Company or the Guarantor in connection with this offering.

6.	Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters to purchase and pay for the Designated Securities they have severally agreed to purchase under this Agreement on the

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Closing Date are subject (i) to the accuracy in all material respects of the representations and warranties of the Company and the Guarantor contained in this Agreement as of the date of this Agreement and the Closing Date, (ii) to the accuracy in all material respects of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, (iii) to the performance by the Company and the Guarantor of their obligations under this Agreement, and to the following further conditions:

(a)	The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; all filings (including, without limitation, the final term sheet prepared pursuant to Section 5(a) hereof) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made, and no such filings will have been made without the consent of the Representative(s); no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Designated Securities for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Underwriters and complied with the Underwriters’ satisfaction.

(b)	No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of the Underwriters, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of the Underwriters, or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)

At the Closing Date, if from the Applicable Time to the Closing Date there is no Downgrade Event or Review Event (each as defined below), the Underwriters shall have received a certificate, dated as of the Closing Date, of the Guarantor signed by the deputy chief financial officer of the Guarantor, certifying, with respect to the Guarantor, that at the Closing Date and subsequent to the dates as of which information is given in the Disclosure Package, (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission (ii) there shall not have been any material adverse change in the financial condition, earnings or prospects of the Guarantor and its subsidiaries, considered as one enterprise, (iii) since the Applicable Time, there shall not have been, with respect to the rating of any debt securities or preferred stock of the Guarantor or debt securities or preferred stock unconditionally guaranteed by the Guarantor, a downgrade by Moody’s Investor Services, Inc. (“Moody’s”), Fitch Ratings Ltd. (“Fitch”); or Standard and Poor’s Corporation (“S&P”) (any such event, a “Downgrade Event”), or any public announcement that either Moody’s, Fitch, or S&P has under surveillance or review its rating of any debt securities or preferred stock of the Guarantor or debt securities or preferred stock unconditionally

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guaranteed by the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating, and any announcement made prior to the Applicable Time) (any such event, a “Review Event”), (iv) each of the Company and the Guarantor shall have complied with all agreements and satisfied all conditions on its respective part to be performed or satisfied hereunder at or prior to the Closing Date, and (v) the representations and warranties of the Company and the Guarantor set forth in Section 1 above and in the applicable Underwriting Agreement, if any, are accurate in all material respects as though expressly made at and as of the Closing Date. If, however, from the Applicable Time to the Closing Date, there is a Downgrade Event or a Review Event, the Underwriters shall have received at the Closing Date a certificate, dated as of the Closing Date, of the Guarantor signed by the deputy chief financial officer of the Guarantor, certifying, with respect to the Guarantor, solely the matters set forth in Section 6(c)(i), (ii), (iv) and (v), unless the Representatives, on behalf of the Underwriters, shall have notified in writing to the Company and the Guarantor, by the earlier of 48 hours from the occurrence of the Downgrade Event or Review Event, as the case may be, or the Closing Date, that in their good faith and judgment such Downgrade Event or Review Event makes it impracticable or inadvisable to consummate the offering of the Designated Securities.

In addition, at the Closing Date, the Underwriters shall have received a certificate dated as of the Closing Date of the Company signed by a director of the Company certifying, with respect to the Company, the matters set forth in this Section 6(c)(iv) and (v).

(d)	At the Closing Date, the Underwriters shall have received a signed opinion or opinions of counsel reasonably satisfactory to the Underwriters, dated as of the Closing Date.

(e)	At the Applicable Time, the Underwriters shall have received letters of accountants, ordinarily referred to as “comfort letters”, confirming information as specified in the applicable Underwriting Agreement and dated the date on which the Term Sheets and/or the Prospectus are dated, as applicable from those accountants of the Guarantor or any of its subsidiaries as specified in the applicable Underwriting Agreement.

(f)	At the Closing Date, the Underwriters shall have received letters of accountants dated as of the Closing Date, confirming information as specified in the comfort letters delivered pursuant to Section 6(e) above, from those accountants of the Guarantor or any of its subsidiaries as specified in the applicable Underwriting Agreement.

If any of the conditions specified in this Section 6 or in Section 2 of the applicable Underwriting Agreement shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Underwriters upon notice to the Company and the Guarantor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 herein. Notwithstanding any such termination, the provisions of Sections 8, 9, 10, 14 and 16 herein shall remain in effect.

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7.	Payment of Expenses.

The Guarantor will pay costs and expenses incident to the performance of the Company’s and the Guarantor’s obligations under this Agreement as the parties may separately agree.

8.	Indemnification.

(a)	The Company and the Guarantor jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred and reasonably and properly documented, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), the Disclosure Package, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) against any and all expense whatsoever (including reasonable fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of (A) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by the Underwriters expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to the Prospectus) or (B) an untrue statement or omission or alleged untrue statement or omission of a material fact in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to part of any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus) delivered to any person if such untrue statement or omission was corrected in any subsequent Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus or any amendment or supplement thereto, if copies thereof were delivered to such Underwriter sufficiently in advance of the Applicable Time to enable such Underwriter to deliver such copies to such person and a copy thereof was not furnished to such person prior to the confirmation of the sale of Designated Securities to such person.

(b)	Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company and the Guarantor, and each person, if any, who controls the Company or the Guarantor, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to the Prospectus), in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by the Underwriters expressly for use in such Issuer Free Writing Prospectus, Disclosure Package or Prospectus (or any amendment or supplement to the Prospectus).

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(c)	Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one local counsel in each applicable jurisdiction) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. The indemnified party shall not be liable for any settlement of any proceeding effected without its written consent.

9.	Contribution.

If the indemnification provided for in Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) of Section 8, then each indemnifying party shall contribute to the amount paid or payable by such

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indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) of Section 8, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, from the offering of the Designated Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 9. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9 to contribute are several in proportion to their respective purchase obligations and not joint.

10.	Representations, Warranties and Agreements.

The representations, warranties, indemnities, agreements and other statements of the Underwriters, the Company and the Guarantor and their officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Guarantor or the Underwriters or controlling person and will survive delivery of and payment for the Designated Securities.

11.	Termination of Agreement.

(a)	The Underwriters may terminate this Agreement, by notice to the Company or the Guarantor, at any time at or prior to the Closing Date:

(i)	if there has been, since the Applicable Time, except as otherwise set forth or contemplated by the Registration Statement, the Disclosure

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Package and the Prospectus, any change, or any development (other than as set forth in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus), in the financial condition, earnings or prospects of the Guarantor and its subsidiaries, considered as one enterprise, which, in the judgment of the Representative(s), is material and adverse in the context of the issuance, offer and sale of the Designated Securities and makes it impracticable or inadvisable to proceed with completion of the offering or the sale of and payment for the Designated Securities; or

(ii)	if, since the Applicable Time there has occurred:

(A)	any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or in the over-the counter market or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by such exchange or by order of the Commission, or any other Governmental Authority, or

(B)	any material suspension of trading of any equity securities issued by the Guarantor by the Commission, the Comisión Nacional del Mercado de Valores, the Spanish Stock Exchanges or the New York Stock Exchange, or

(C)	any banking moratorium declared by Spanish, United States Federal or New York State authorities, or

(D)	any major disruption of settlements of securities or clearance services in the United States or with respect to DTC, or

(E)	any change or any development involving a prospective change in national or international political, financial or economic conditions or exchange controls which, in the judgment of the Representative(s), makes it impracticable or inadvisable to proceed with the completion of the offering or sale of and payment for the Designated Securities, or

(F)	any attack on, or outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the United States Congress or any other substantial calamity or emergency if, in the judgment of the Representative(s), the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the offering or sale of and payment for the Designated Securities.

(b)

If the Underwriters propose to terminate this Agreement pursuant to Sections 11(a)(i), 11(a)(ii)(E) or 11(a)(ii)(F), the Representative(s) shall enter into consultations with the Guarantor by telephone. Such consultation shall take place among one senior representative of each of the Representative(s) and the Guarantor. The senior representative(s) of the Representative(s) will explain in depth the basis of their determination and the senior representative of the Guarantor will relay the views of the Company and the Guarantor to the

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Representative(s). If no such consultation takes place within a time period as reasonably determined by the Representative(s) to be appropriate, despite the best efforts of the Representative(s) to reach the senior representative of the Guarantor, or if no consensus can be reached during that period, the Representative(s) may (unanimously, if there is more than one Representative), in the name of the Underwriters, effect the termination of the obligations of the Underwriters under this Agreement.

(c)	If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party, except to the extent provided in Section 7. Notwithstanding any such termination, the provisions of Sections 8, 9, 10, 14 and 16 shall remain in effect.

12.	Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the address of the Representative(s) described in the applicable Underwriting Agreement (with a copy to the General Counsel at the same address). Notices to the Company and the Guarantor shall be directed to them at the following address:

Telefónica S.A.

Distrito Telefónica, Ronda de la Comunicación, s/n

28050 Madrid

SPAIN

Attention: General Counsel

13.	Parties.

This Agreement is made solely for the benefit of the Underwriters, the Company and the Guarantor and, to the extent expressed, any person controlling the Company, the Guarantor or the Underwriters, and their respective executors, administrators, successors and assigns and, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriters of the Designated Securities.

14.	Submission to Jurisdiction.

Each party to this Agreement irrevocably agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated by this Agreement will be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and the Guarantor will each irrevocably appoint CT Corporation System, New York, New York, as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated by this Agreement which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York and each party to this Agreement expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company and the Guarantor each represents and warrants that the

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Authorized Agent has agreed to act as said agent for service of process, and the Company and the Guarantor each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Guarantor, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or the Guarantor.

15.	Default by one or more of the Underwriters.

(a)	If any Underwriter or Underwriters shall default in its or their obligation to purchase the Designated Securities which it or they have agreed to purchase pursuant to this Agreement (the “Defaulted Designated Securities”), the Representative(s) may in its or their discretion arrange for itself or themselves or another party or other parties satisfactory to the Company to purchase such Defaulted Designated Securities on the terms contained in this Agreement. If within 36 hours after such default by any Underwriter the Representative(s) does not or do not arrange for the purchase of such Defaulted Designated Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representative(s) to purchase such Defaulted Designated Securities on such terms. In the event that, within the respective prescribed period, the Representative(s) notify the Company that it or they have so arranged for the purchase of such Defaulted Designated Securities, or the Company notifies the Representative(s) that it has so arranged for the purchase of such Defaulted Designated Securities, the Representative(s) or the Company shall have the right to postpone the Closing Date for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative(s) may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 15 with like effect as if such person had originally been a party to this Agreement.

(b)	If, after giving effect to any arrangements for the purchase of the Defaulted Designated Securities by the Representative(s) and the Company as provided in subsection (a) above, the aggregate principal amount of such Defaulted Designated Securities which remains unpurchased does not exceed 15% of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase pursuant to this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase pursuant to this Agreement) of the Defaulted Designated Securities for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)

If, after giving effect to any arrangements for the purchase of the Defaulted Designated Securities by the Representative(s) and the Company as provided in subsection (a) above, the aggregate principal amount of Defaulted Designated Securities which remains unpurchased exceeds 15% of the

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aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Guarantor as provided in Section 7 hereof, the indemnity agreement in Section 8 hereof and the contribution agreement in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

16.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.	Counterparts.

This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

18.	Entire Agreement.

This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

19.	Amendments.

This Agreement may be amended or supplemented only if such amendment or supplement is in writing and is signed by each party hereto.

20.	Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include, exclusively for purposes of complying with the USA Patriot Act, the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

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ANNEX A

Selling Restrictions

1.	Neither the Designated Securities nor the Prospectus have been approved or registered in the administrative registries of the “Comisión Nacional del Mercado de Valores”. Accordingly, the Designated Securities may not be offered or sold in Spain except in accordance with the requirements of (a) the Spanish Securities Law (Real Decreto Legislativo 4/2015, de 23 de Octubre, por el que se aprueba el texto refundido de la Ley del Mercado de Valores); (b) the Royal Decree 1310/2005, of November 4; and (c) any decrees and regulations made thereunder (and, if applicable, the relevant laws and regulations which in the future may replace the aforementioned existing legal provisions).

Each Underwriter represents and agrees that it will not initially offer or sell the Designated Securities in Spain, but the Underwriters make no representation as to subsequent resales of the Designated Securities.

2.	Other than in the United States, no action has been or will be taken by the Company or the Guarantor in any jurisdiction that would permit a public offering of the Designated Securities or the Guarantee or possession or distribution of any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or any other offering material relating to the Designated Securities or the Guarantee in any country or jurisdiction where action for that purpose is required. Each Underwriter agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Designated Securities or has in its possession or distributes any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any amendments or supplements thereto or any such other material.

3.	Each Underwriter represents and agrees that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Designated Securities or the Guarantee in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities or the Guarantee in, from or otherwise involving the United Kingdom.

4.	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (other than the Kingdom of Spain, where Designated Securities may not initially be offered or sold) (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Designated Securities which are the subject of the offering contemplated by this Prospectus Supplement and the accompanying Prospectus to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Company for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Designated Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

5.	The Designated Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Designated Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

6.	The Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Designated Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the

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sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

7.	The Designated Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Designated Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

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